SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

HFF, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33280	51-0610340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre

301 Grant Street, Suite 600

Pittsburgh, Pennsylvania 15219

(412) 281-8714

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

EXHIBIT INDEX

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013, HFF, Inc. (the “Company”) announced that John H. Pelusi, Jr. delivered a letter of resignation to the Board of Directors of the Company (the “Board”), voluntarily resigning his positions as Chief Executive Officer and Vice Chairman of the Company and Managing Member of Holliday Fenoglio Fowler, L.P. (“HFF LP”) and HFF Securities L.P. (“HFF Securities, together with HFF LP, the “Operating Partnerships”), effective April 1, 2014.

On November 12, 2013, the Board appointed Mark D. Gibson, a current director and Vice Chairman of the Company, as Chief Executive Officer of the Company, effective April 1, 2014, and appointed Mr. Joe B. Thornton, Jr., a current director and Vice Chairman of the Company, as President of the Company, effective April 1, 2014. Mr. Thornton was also elected by the executive committees of the Operating Partnerships as Managing Member of the Operating Partnerships, effective April 1, 2014. A copy of the press release announcing Mr. Pelusi’s voluntary resignation and Mr. Gibson’s and Mr. Thornton’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Gibson, 54, became a director and Vice Chairman of the Company in November 2006. Mr. Gibson agreed to resign from his directorship in May 2009 to insure that the Company remained in compliance with the listing standards of the New York Stock Exchange at such time, and he was re-elected to the Board as a director and Vice Chairman in October 2009. Mr. Gibson is one of the Company’s founding partners, having joined the Company’s predecessor firm, Holliday Fenoglio & Company, in 1984. Mr. Gibson has held the position of executive managing director of HFF LP since 2003, served as a member of either HFF LP’s executive and/or operating committee, when each was the governing committee, from 2003 to 2010 and has served as a member of HFF LP’s executive committee since 2010. Mr. Gibson also served as the co-office head of the Company’s Dallas office from 2003 through 2010 and currently leads the Company’s investment sales, HFF Securities and investment banking business lines. He has also been a member of the operating committee of HFF Holdings LLC since 2003. Mr. Gibson is a member of IOPC Gold in the Urban Land Institute; chairman of the University of Texas Real Estate Finance and Investment Center; a member of the board of visitors at UT Southwestern University Hospitals and Clinics; member of the McCombs School of Business Advisory Council at The University of Texas at Austin; board member of Baylor Health Care System Foundation; board member and program chair for AFIRE; past chairman of the Real Estate Council of Dallas (2011-2012); member of both ICSC and NAIOP; and a member of Young Presidents Organization. Mr. Gibson graduated in 1981 from the University of Texas at Austin with a B.B.A. in Finance.

Mr. Thornton, 53, became a director and a Vice Chairman of the Company in November 2006. In addition, he holds the position of executive managing director of HFF LP. Mr. Thornton has served as a member of the executive committee of HFF LP since 2010 and currently leads the Company’s note sales line of business. Previously, Mr. Thornton served as a member of either HFF LP’s executive and/or operating committee, when each was the governing committee, from 2003 to 2010 and also served as co-head of the Company’s Dallas office during that time period. Mr. Thornton has also been a member of the operating committee of HFF Holdings LLC since 2003. Mr. Thornton joined HFF LP’s predecessor firm, Holliday Fenoglio, Inc., in March 1992. He has held several senior positions with the firm, including Board member and principal. Prior to 1992, he was a senior vice president of The Joyner Mortgage Company, Inc., where he was responsible for the origination of commercial mortgage and equity transactions, and a senior accountant with the Audit Division of Peat Marwick Mitchell & Co. Mr. Thornton is a Member of the Commercial Real Estate/Multifamily Finance Board of Governors (COMBOG) for the MBA and an Executive Council Member of the UT Real Estate Finance & Investment Center at the University of Texas. Mr. Thornton is a licensed Real Estate Salesman in the State of Texas. Mr. Thornton graduated from the University of Texas at Austin with a B.B.A. in Accounting in 1982.

Mr. Gibson and Mr. Thornton have been members of the operating committee of HFF Holdings LLC since 2003. For a description of the Company’s arrangements with HFF Holdings, see the discussion under the heading “Certain Relationships and Related Party Transactions” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 12, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.

Dated: November 13, 2013	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 12, 2013